Exhibit 23




                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM




We consent to the incorporation by reference in this Registration Statement on Form S-8 of US Global Nanospace, Inc. of our report dated August 21, 2006 relating to our audits of the financial statements in the Annual Report on Form 10-KSB of US Global Nanospace, Inc. for the year ended March 31, 2006.


/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
November 29, 2006